EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-58439, 333-63117, 333- 66443, 333-92085, 333-32348, 333-34956, 333-40582, 333-67644 and 333-83642) and on Form S-8 (Nos. 333-24941, 333-37385, 333-66445, 333-69241, 333-77725, 333-77723, 333-87301, 333-92257, 333-36278, 333-36286, 333-60010, 333-67646 and 333- 86772) of BEA Systems, Inc. of our report dated April 4, 2003 relating to the financial statements of CrossLogix, Inc., which appears in the Current Report on Form 8-K/A of BEA Systems, Inc. dated July 15, 2003.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

July 15, 2003